AMENDMENT TO SUBCONTRACT FOR
                          FUND ADMINISTRATIVE SERVICES


           The  Subcontract  for  Fund  Administrative  Services  dated
October 1, 1996 between FRANKLIN ADVISERS, INC. and FRANKLIN TEMPLETON SERVICES, INC. is hereby amended, to replace Exhibit A with the attached Exhibit A.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:   /s/Deborah R. Gatzek
      Deborah R. Gatzek
      Vice President & Assistant Secretary



FRANKLIN TEMPLETON SERVICES, INC.


By:   /s/Harmon E. Burns
      Harmon E. Burns
      Executive Vice President




Date: December 1, 1998